Exhibit 99.1

Oncorus to Build GMP Viral Immunotherapy Clinical Manufacturing Facility in Andover, Mass.

— 88,000 square foot state-of-the-art facility will support Oncorus’ advancing, multi-product pipeline of intratumorally and intravenously administered viral immunotherapies –

— Initial phase of site buildout anticipated to be completed in fourth quarter 2021 —

— Company anticipates site will be fully operational in early 2023 and expects to employ up to 100 Oncorus team members —

CAMBRIDGE, Mass. – January 4, 2021 — Oncorus, Inc. (Nasdaq: ONCR), a clinical stage biopharmaceutical company developing next-generation viral immunotherapies to transform outcomes for cancer patients, announced today that it has signed a 15-year lease to build a state-of-the-art, 88,000 square foot Good Manufacturing Practice (GMP) viral immunotherapy clinical manufacturing facility in Andover, Mass.

Oncorus is advancing a portfolio of intratumorally and intravenously administered viral immunotherapies for multiple cancer indications with significant unmet needs based on its oncolytic Herpes Simplex Virus (oHSV) Platform and Synthetic Virus Platform. The company is currently conducting a Phase 1 clinical trial of its lead product candidate, ONCR-177, an intratumorally administered oHSV viral immunotherapy being developed for multiple solid tumor indications. The company anticipates reporting interim data from this Phase 1 trial in the second half of 2021 through the second half of 2022. Oncorus plans to nominate its first intravenously administered synthetic virus clinical candidates (coxsackievirus A21 and Seneca Valley Virus programs) in the first half of 2021 and its second intratumorally administered oHSV clinical candidate, which will specifically target brain cancer, including glioblastoma multiforme, in the second half of 2021.

“Last year was a year of tremendous progress for Oncorus. We initiated a first-in-human study of our lead viral immunotherapy program, ONCR-177, signed a clinical collaboration agreement and supply agreement with Merck for ONCR-177, made strides advancing multiple earlier stage programs, successfully completed an IPO, and continued to strengthen our team,” said Theodore (Ted) Ashburn, M.D., Ph.D., President and CEO at Oncorus. “Now we’re thrilled to announce that we’ve signed a lease for our planned manufacturing facility, which will play a central role in enabling us to advance our mission to realize the full promise of viral immunotherapy for cancer patients. Operational and manufacturing scale-up will be a strategic priority for Oncorus going forward.”

The facility is intended to provide a comprehensive solution for Oncorus’ Chemistry, Manufacturing and Controls (CMC) development needs, enabling the manufacture, quality, control and supply of clinical-grade viral immunotherapies for investigational new drug (IND)-enabling studies and clinical studies. Oncorus anticipates the first phase of the facility’s buildout will be completed in late 2021, including process development and quality control, with GMP multi-product manufacturing capabilities and full operation commencing in early 2023. Oncorus plans to continue partnering with contract manufacturing organizations to provide additional support and capacity.

“The investment in this manufacturing facility demonstrates our commitment to growth and innovation,” said Steve Harbin, Chief Operations Officer and Chief of Staff at Oncorus. “In addition to ramping up GMP activities to support our near-term development needs, we also plan to build robust process development and scale-up infrastructure, which is critical for future efforts, including potential commercial launch support. This facility will give us control over quality and output and enhanced flexibility as we develop our multiple oHSV- and synthetic virus-based viral immunotherapy programs.”

Mr. Harbin, who recently joined Oncorus, is responsible for guiding operations and manufacturing at the company in addition to its Talent and Culture function. Previously, he held senior executive manufacturing and operations leadership roles in the U.S. and globally with Moderna, Inc., bioMérieux SA, and Eli Lilly and Company.

About Oncorus

At Oncorus, we are focused on driving innovation to deliver next-generation viral immunotherapies to transform outcomes for cancer patients. We are advancing a portfolio of intratumorally and intravenously administered viral immunotherapies for multiple indications with significant unmet needs based on our oncolytic Herpes Simplex Virus (oHSV) Platform and Synthetic Virus Platform. Designed to deliver next-generation viral immunotherapy impact, our oHSV Platform improves upon key characteristics of this therapeutic class to enhance potency without sacrificing safety, including greater capacity to encode transgenes to drive systemic immunostimulatory activity, retention of full replication competency to enable high tumor-killing potency, and orthogonal safety strategies to restrict viral activity in tumor cells. Our lead oHSV program, ONCR-177, is designed to be directly administered into a tumor, resulting in high local concentrations of the therapeutic agent, as well as low systemic exposure to the therapy, which we believe could potentially limit systemic toxicities. Please visit us at www.oncorus.com to learn more.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, implied and express statements regarding: expectations with respect to Oncorus’ ability to advance its clinical and pre-clinical pipelines, including statements regarding the clinical development of ONCR-177 and timing of reporting interim data, expectations regarding upcoming milestones for its other potential product candidates, as well as the therapeutic potential and clinical benefits of Oncorus’ product candidates; Oncorus’ expectations with respect to its continued growth, including its ability to expand its infrastructure and organization and its ability to scale-up its platforms, buildout its manufacturing capabilities, including the anticipated timing for completion of the initial buildout phase and full operating capacity at Oncorus’ newly leased manufacturing facility, and secure additional manufacturing capacity; the ability of the leadership team to execute Oncorus’ strategy and support its future growth; and statements regarding the accomplishments, experience and capabilities of individual members of Oncorus’ leadership team and the ability of such qualities to drive Oncorus’ success. The words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “expect,” “estimate,” “seek,” “predict,” “future,” “project,” “potential,” “continue,” “target” and similar words or expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, risks associated with: the impact of COVID-19 on Oncorus’ operations and the timing and anticipated results of its ongoing and planned clinical trials; the development of its manufacturing capabilities and progression of its product candidates into the operational scale-up phase; the risk that the results of a clinical trial may not be predictive of future results in connection with future clinical trials; Oncorus’ ability to successfully demonstrate the safety and efficacy of ONCR-177 and obtain regulatory approval; and Oncorus’ ability to obtain, maintain and protect its intellectual property. These and other risks and uncertainties are described in greater detail in the section entitled “Risk Factors” in Oncorus’ Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, which was filed with the Securities and Exchange Commission on November 12, 2020, as well as discussions of potential risks, uncertainties, and other important factors in the other filings that Oncorus makes with the Securities and Exchange Commission from time to time. These documents are available under the “SEC filings” page of the Investors section of Oncorus’ website at http://investors.oncorus.com.

Any forward-looking statements represent Oncorus’ views only as of the date of this press release and should not be relied upon as representing its views as of any subsequent date. Oncorus explicitly disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements.

Investor Contact:	Media Contact:
Alan Lada	Liz Melone
Solebury Trout	liz.melone@oncorus.com
617-221-8006
alada@soleburytrout.com